Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated November 4, 2026, relating to the financial statements of Churchill Capital Corp XIV as of September 30, 2026, and for the period from March 17, 2026 (inception) through September 30, 2026, which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
November 4, 2026